UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

March 16, 2006

PDL BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

34801 Campus Drive

Fremont, California 94555

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 574-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Compensation Committee of the Board of Directors of PDL BioPharma, Inc. (the “Company”) approved the following bonuses for fiscal year 2005 and the following annual salaries for fiscal year 2006, beginning as of January 1, 2006, for the Company’s “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission):

Name	Title	Annual Salary for Fiscal Year 2006, Beginning as of January 1, 2006	Bonus for Service in Fiscal Year 2005
Mark McDade	Chief Executive Officer	$600,000 ($54,000 increase from $546,000 annual salary for fiscal year 2005)*	$400,000

Steve Benner	Senior Vice President and Chief Medical Officer	$383,000 ($6,749 increase from $376,251 annual salary for fiscal year 2005)	$125,000

Rich Murray	Senior Vice President and Chief Scientific and Technical Officer	$375,000 ($25,000 increase from $350,000 annual salary for fiscal year 2005)	$140,000

Jaisim Shah	Senior Vice President, Marketing and Business Affairs	$287,000 ($6,185 increase from $280,815 annual salary for fiscal year 2005)	$100,000

Laurie Torres	Vice President, Human Resources and Corporate Services	$250,000 ($14,724 increase from $235,276 annual salary for fiscal year 2005)	$95,000

*	Notwithstanding the foregoing, the salary increase for Mr. McDade was approved by the Company’s Board of Directors upon the recommendation of the Compensation Committee.

The approval of the above-listed actions by the Company’s Board of Directors and Compensation Committee, as applicable, became effective as of March 16, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2006

PDL BIOPHARMA, INC.

By:	/s/ Mark McDade
Mark McDade
Chief Executive Officer

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